EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
MISCOR Group, Ltd. and Subsidiaries
Massillon, Ohio
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-143963, No. 333-143962, and No. 333-141537) of MISCOR Group, Ltd. and Subsidiaries of our report dated April 14, 2011, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
/s/ BDO USA, LLP
Kalamazoo, Michigan
April 14, 2011

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